FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MIMVI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-0685980
(State (jurisdiction) of incorporation or organization)	(IRS Employer Identification Number)

100 Spear Street, Suite 1410
San Francisco, CA 94105
(510) 552-2811
(Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction o A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to o General Instruction A.(c)(2), please check the following box.

DESCRIPTION OF SECURITIES

ITEM 1. Description of Registrant’s Securities to Be Registered

Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-153826, declared effective on October 14, 2008, as amended,  is incorporated herein by reference, including specifically, “Description of Securities,” contained therein Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

ITEM 2.  Exhibits

1.	Exhibit 1.1: Specimen Certificate for $.001 par value common stock of the Registrant

2.
Articles of Incorporation of Registrant, as amended filed as Exhibit 3(a) to the Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-153826,  declared effective  on October 14, 2008 and incorporated herein by reference

3.
Bylaws of Registrant, filed as Exhibit 3(b) to the Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-153826, declared effective on October 14, 2008 and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2010	MIMVI, Inc.

	By:	/s/ Kasian Franks
Kasian Franks Chief Executive Officer